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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30277) pertaining to the

        (i)   Knoll Retirement Savings Plan,
        (ii)  Knoll, Inc. 1997 Employee Stock Purchase Plan, and
        (iii) Knoll, Inc. 1997 Stock Incentive Plan

of our report dated January 30, 1998, with respect to the consolidated financial statements and schedule of Knoll, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1997.


                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 26, 1998